UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2014

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Paul Kalivas resigned as Chief Administrative Officer, General Counsel and Secretary of Fabrinet (the “Company”) on February 3, 2014, effective March 31, 2014 (the “Separation Date”).

On February 20, 2014, the Company and Mr. Kalivas entered into a separation agreement and release (the “Separation Agreement”). Under the Separation Agreement, Mr. Kalivas will provide the Company with certain transition services through the Separation Date. The Separation Agreement provides, as consideration for non-disparagement obligations to the Company and a full release of all claims related to Mr. Kalivas’s employment with the Company, and provided that he remains employed through the Separation Date or is earlier terminated by the Company without cause, as follows: (i) a lump sum cash payment in the amount of $375,000, less applicable tax withholdings, payable within ten (10) business days after the Separation Date; (ii) a lump sum cash payment equal to 75% of the amount of bonus Mr. Kalivas would have received under the Company’s fiscal 2014 executive incentive plan based on actual performance through the third quarter of fiscal 2014, payable within ten (10) business days after the Separation Date; (iii) reimbursement for health care insurance premiums under COBRA through March 31, 2015; (iv) reimbursement in the amount up to $12,000 for reasonable business expenses incurred by Mr. Kalivas, in accordance with the Company’s expense reimbursement policy, payable within ten (10) business days after the Separation Date; (v) accelerated vesting with respect to an aggregate of 11,535 restricted share units; and (vi) up to $100,000 worth of outplacement services, as reasonably determined by the Company, following the Separation Date.

A copy of the Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated February 20, 2014, by and between Fabrinet USA, Inc. and Paul Kalivas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng

Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: February 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, dated February 20, 2014, by and between Fabrinet USA, Inc. and Paul Kalivas